Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

The Board of Directors
Aramark:

We consent to the incorporation by reference in the registration statements (Nos. 333‑192775, 333‑192776 and 333‑236255) on Forms S‑8 of Aramark of our reports dated November 24, 2020, with respect to the consolidated balance sheets of Aramark as of October 2, 2020 and September 27, 2019, and the related consolidated statements of (loss) income, comprehensive (loss) income, cash flows, and stockholders’ equity for each of the fiscal years ended October 2, 2020, September 27, 2019 and September 28, 2018, and the related notes and financial statement schedule II (collectively the consolidated financial statements), and the effectiveness of internal control over financial reporting as of October 2, 2020, which reports appear in the October 2, 2020 annual report on Form 10‑K of Aramark.

Our report on the consolidated financial statements refers to a change in the method of accounting for leases and revenue.

/s/ KPMG LLP
Philadelphia, Pennsylvania
November 24, 2020